Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 4, 2000, except for Note Q for which the date is March 2, 2000, relating to the financial statements of HemaSure Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



     /s/ PricewaterhouseCoopers LLP



     Boston, Massachusetts
     March 31, 2000